Exhibit 4.1

WARRANT

TO PURCHASE SHARES OF COMMON STOCK

OF

RAPTOR PHARMACEUTICALS CORP.

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

No. ____________	Warrant to Purchase __________ Shares of Common Stock, $0.001 Par Value Per Share
$0.60; $0.75	,

WARRANT TO PURCHASE COMMON STOCK

of

RAPTOR PHARMACEUTICALS CORP.,

a Delaware corporation

Void after the date set forth in the first paragraph hereof

This certifies that, for value received, _______________, or registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Raptor Pharmaceuticals Corp., a Delaware corporation (the “Company”), _________ shares of Common Stock, $0.001 par value, of the Company (such class of stock being referred to herein as “Common Stock”), as constituted on August 21, 2009 (the “Issue Date”), upon surrender of this Warrant, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in the form of consideration specified in Section 1 hereof, at the price per share (the “Purchase Price”) as follows: (i) if this Warrant is exercised in accordance herewith and the Purchase Price therefor is paid on or before the first anniversary of the Issue Date, then the Purchase Price per share shall be $0.60, and (ii) if this Warrant is exercised in accordance herewith and the Purchase Price therefor is paid after the first anniversary of the Issue Date, but on or before the second anniversary of the Issue Date, then the Purchase Price per share shall be $0.75. This Warrant is one of a series of warrants being issued pursuant to the terms of that certain Securities Purchase Agreement, dated August

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21, 2009, by and among the Company and the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”). This Warrant must be exercised, if at all, prior to the earliest to occur of (i) the second anniversary of the Issue Date, (ii) the date of consummation of the acquisition of the Company (including, without limitation, any reorganization, merger or consolidation) that results in the stockholders of the Company immediately prior to such consummation date owning less than 50% of the voting power of the surviving entity or the date of consummation of the sale of all or substantially all of the assets of the Company or the date of dissolution or liquidation of the Company (each a “Change of Control Transaction”), and (iii) the thirtieth (30th) day following the date on which the Company delivers a WACP Notice (as defined herein) to the Holder in accordance herewith. If at any time on or before the second anniversary of the Issue Date, the volume weighted average closing prices of the Common Stock on the Principal Securities Exchange over ten (10) consecutive Trading Days (as defined herein) exceeds $1.25, then, within thirty (30) days of the occurrence of any such event, the Company shall have the right to deliver to the Holder written notice to such effect (such notice, a “WACP Notice”). The shares of Common Stock issued or issuable upon exercise of this Warrant are sometimes referred to as the “Warrant Shares.” The term “Warrants” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. The term “Principal Securities Exchange” as used herein means any United States national stock exchange, automated inter-dealer quotation system, or in the over-the-counter market upon which shares of the Common Stock are listed or quoted. The term “Trading Day” as used herein means any day on which the exchange, listing or quotation system on which shares of the Common Stock are listed or quoted and which forms the primary trading market for shares of the Common Stock is open for trading.

1.            Exercise. This Warrant may be exercised at any time or from time to time, on any business day, for all or part of the full number of Warrant Shares during the period of time described in the preceding paragraph, by surrendering it at the principal office of the Company, 9 Commercial Boulevard, Suite 200, Novato, California 94949, with the subscription form in the form attached hereto duly executed, together with payment for the Warrant Shares to be purchased, payable in cash, cashier’s check and/or wire transfer of immediately available funds. No other form of consideration shall be acceptable for the exercise of this Warrant. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise together with delivery of payment therefor as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on such date. As soon as practicable on or after such date, and in any event within 10 days thereof, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. Upon any partial exercise, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant Shares not previously purchased. No fractional shares of Common Stock shall be issued upon exercise of a Warrant. In lieu of any fractional share to which Holder would be entitled upon exercise, the Company shall pay cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, as determined in good faith by the Company.

2.            Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-

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assessable. Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof and any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of this Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

3.            Transfer and Exchange. Subject to the restrictions set forth in Section 8.1, this Warrant and all rights hereunder are transferable, in whole but not in part, only with the prior approval of the Company, which consent shall not be unreasonably withheld. If such a proposed transfer is so approved, this Warrant is transferable on the books of the Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

4.	Certain Adjustments.

4.1          Adjustment for Reorganization, Consolidation, Merger. Other than in any case a Change of Control Transaction, in case of any reclassification of the Common Stock, or other securities issuable upon exercise of this Warrant, or in case of any reorganization of the Company (or, in each case, any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation, then and in each such case Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

4.2          Adjustments for Dividends in Common Stock. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common

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Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this Section 4.2 as of the time of actual payment of such dividends.

4.3          Stock Split and Reverse Stock Split. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 4.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.4          Accountants’ Certificate as to Adjustment. In each case of an adjustment in the Purchase Price or shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing the facts upon which such adjustment is based. Any such certificate as prepared by the independent public accountants shall, upon delivery to the Holder, be conclusive evidence of the accuracy of such adjustment.

5.            Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

6.            Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

7.            Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof

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who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall provide to the Holder, at least ten (10) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

8.	Investment Representation and Restriction on Transfer.
	8.1	Securities Law Requirements.

(a)          By its acceptance of this Warrant, the Holder represents and warrants that it is acquiring this Warrant and the Warrant Shares solely for its account and not with a present view toward the distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or the Warrant Shares, except as would not result in a violation of the applicable securities laws. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant Shares except pursuant to and in accordance with applicable securities laws.

(b)          By its acceptance of this Warrant, the Holder understands that the offer and sale of this Warrant or the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of this Warrant or the Warrant Shares is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(c)          By its acceptance of this Warrant, the Holder recognizes that this Warrant and the Warrant Shares must be held indefinitely under the Securities Act unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or, except as provided in the Purchase Agreement, the Warrant Shares, or to comply with any exemption from such registration.

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(d)          By its acceptance of this Warrant, the Holder is aware that neither this Warrant nor the Warrant Shares may be sold pursuant to Rule 144 unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

(e)          By its acceptance of this Warrant, the Holder understands that this Warrant and the Warrant Shares have not been and are not being registered under the Securities Act (other than as contemplated in the Purchase Agreement) or any applicable state securities laws and, consequently, the Holder may have to bear the risk of owning this Warrant and the Warrant Shares for an indefinite period of time because such securities may not be transferred unless: (i) the resale of such securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Holder has delivered to the Company an opinion of counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that this Warrant or Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) such securities are sold or transferred pursuant to Rule 144.

8.2	Legends; Stop Transfer.

(a)          All certificates evidencing the Warrant Shares shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.”

“UNTIL THE DISTRIBUTION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A STOCKHOLDER RIGHTS AGREEMENT, DATED AS OF DECEMBER 5, 2008 (AS SUCH MAY BE AMENDED FROM TIME TO TIME, THE “RIGHTS AGREEMENT”), BETWEEN RAPTOR PHARMACEUTICALS CORP. (THE “COMPANY”) AND NEVADA AGENCY & TRUST COMPANY, AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY

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INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN “ACQUIRING PERSON” OR ITS “AFFILIATES” OR “ASSOCIATES” (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.”

(b)          The certificates evidencing the Warrant Shares shall also bear any legend deemed necessary by the Company or otherwise required by any applicable securities law.

(c)          In addition, the Company shall make, or cause its transfer agent to make, a notation regarding the transfer restrictions of this Warrant and the Warrant Shares in its stock books, and this Warrant and the Warrant Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Act covering the same or pursuant to and in compliance with the provisions of Section 3 and Section 8.1(d).

9.            Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company by Holder and shall be deemed received five (5) business days after mailing.

10.          Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

11.          Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

12.          Governing Law; Jurisdiction; Waiver of Jury Trial. This Warrant will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of California located in Marin County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS

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AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Reminder of Page Intentionally Blank]

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Raptor Pharmaceuticals Corp. is executing this warrant as of August 21, 2009.

RAPTOR PHARMACEUTICALS CORP., a Delaware corporation
By:
Kim R. Tsuchimoto
Chief Financial Officer

[Signature Page to Warrant]

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

TO:	Raptor Pharmaceuticals Corp.
Attention: Kim Tsuchimoto, CFO
9 Commercial Blvd., Suite 200
Novato, California 94949
Phone: 415-382-1390
Fax: 415-382-1368

The undersigned, registered owner of this Warrant, irrevocably exercises this Warrant and purchases ____________ of the number of shares of Common Stock, $0.001 par value, of Raptor Pharmaceuticals Corp., a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

DATED: ______________

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip)

This subscription is accompanied by a certified check or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Warrant Shares. Payment may be made by wire transfer. Wiring instructions:

Bank of Marin

Contact: Irene Pelmear

1450 Grant Ave

Novato, CA 94947

415.899.7456

FAX 415.899.7344

ABA #121141877

Money Market Account number is: 05-508080

For the Account of Raptor Pharmaceutical Inc.

[Signature Page to Subscription Form]

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned, registered owner of this Warrant, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock, $0.001 par value, set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint _________________________ _________________________________________________ Attorney to make such transfer on the books of Raptor Pharmaceuticals Corp., a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

DATED: ___________________

(Signature)

(Witness)

[Signature Page to Form of Assignment]